Exhibit 13.1

Certification Pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934.

In connection with the Annual Report on Form 20-F of Eviation Aircraft Ltd., a company organized under the laws of the State of Israel (the “Company”), for the period ending December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Omer Bar-Yohay certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

1.	The Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

By: /s/ Omer Bar-Yohay
Omer Bar-Yohay
Chief Executive Officer

Date: April 27, 2018